Exhibit 5.4

Brunswick House 1000 – 44 côte Chipman Hill, P.O. Box/C.P. 7289, Postal Station/Succursale A Saint John NB E2L 4S6 Canada tel/tél: 506.632.1970 fax/téléc: 506.652.1989 stewartmckelvey.com

September 9, 2025	C. Paul W. Smith Direct Dial: 506.632.2787 Direct Fax: 506.652.1989 psmith@stewartmckelvey.com

Fossil Group, Inc.

901 S. Central Expy

Richardson, TX, 75080

Ladies and Gentlemen:

We have acted as New Brunswick counsel to Fossil Canada Inc., a New Brunswick corporation (the “Company”), in connection with its filing on September 9, 2025, with the United States Securities and Exchange Commission (the “Commission”), of a registration statement on Form S-4 (as amended, the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of, among other things, (i) the 9.500% First-Out First Lien Secured Senior Notes due 2029 (the “First-Out Notes”) and (ii) in the case of Non-New Money Participants , 7.500% Second-Out First Lien Secured Senior Notes due 2029 (the “Second-Out Notes” and, together with the First-Out Notes, the “New Notes”) of Fossil Group, Inc. (“Fossil Group”). The New Notes will be guaranteed on a senior secured basis by certain of Fossil Group’s subsidiaries including the Company (such guarantees, the “Guarantees”) each pursuant to an indenture (the “Indentures”) among the Fossil Group, the guarantors named therein including the Company and Wilmington Trust, N.A., as the trustee and the collateral agent named therein.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein.

As such counsel, we have examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other assurances of officers of the Company and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

Without limiting the generality of the foregoing, we have examined and relied upon and assumed the accuracy of:

(a)	the corporate minutes, records and proceedings of the Company in our possession including the articles of incorporation (the “Articles) and by-laws (the “By-laws”) of the Company;

(b)

a resolution of the directors of the Company authorizing, among other things the Company entering into the Indentures, the Registration Statement, the Guarantees and any securities documents related thereto, dated September 7, 2025; and

(c)	a certificate of status dated September 8, 2025 issued under the New Brunswick Business Corporations Act in respect of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the Company is a corporation duly incorporated and existing under the laws of the Province of New Brunswick;

(b)	the Company has the corporate power and capacity to enter into, deliver and perform its obligations under the Registration Statement; and

(c)

the execution by the Company of the Registration Statement has been authorized by all necessary corporate action on the part of the Company does not constitute or result in a violation or a breach of, or a default under the Articles or the By-Laws or any law or regulation having the force of law in the Province of New Brunswick.

The opinions set forth herein are limited to the laws of the Province of New Brunswick and we express no opinion as to the laws of any other jurisdiction.

CHARLOTTETOWN	FREDERICTON	HALIFAX	MONCTON	SAINT JOHN	ST. JOHN’S

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, including in the Prospectus constituting a part thereof, and in any amendment or supplement thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours very truly,

/s/ STEWART McKELVEY